Exhibit 99.1

EXECUTION VERSION

AMENDED AND RESTATED LOAN SERVICING AGREEMENT

THIS AMENDED AND RESTATED LOAN SERVICING AGREEMENT (the “Agreement”) is between SHF, LLC, a Colorado limited liability company (hereinafter referred to as (“CUSO”), and Partner Colorado Credit Union, a Colorado-chartered credit union (hereinafter referred to as “Credit Union”), dated September 21, 2022 and is effective as of February 11, 2022 (the “Effective Date”). The parties agree as follows:

RECITALS

The CUSO is a credit union service organization that provides compliance and monitoring services to financial institutions desiring to provide banking services to cannabis-related businesses, and the Credit Union is a credit union that CUSO desires to engage with to provide business lending services.

The parties have entered into that certain Loan Servicing Agreement effective as of the Effective Date (the “Original Loan Servicing Agreement”) and desire to amend and restate the Original Loan Servicing Agreement to clarify certain provisions, as provided herein.

In connection with the execution and delivery by the parties of the Unit Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among Northern Lights Acquisition Corp., a Delaware corporation (“NLIT”); 5AK, LLC, a Delaware limited liability company, as Purchaser Representative; SHF Holding Co, LLC, a Colorado limited liability company (“Holding”); the Credit Union; and the CUSO, pursuant to which NLIT will acquire the CUSO from Holding, the parties desire to continue to relationship between them in connection with the services described herein, and such other services as set forth in the Amended and Restated Account Servicing Agreement and the Amended and Restated Support Services Agreement, each effective as of the Effective Date, on the terms and subject to the conditions set forth herein and therein.

1.	Services:

A.	The Credit Union agrees to consider potential cannabis-related business (“CRB”) borrowers referred to it by the CUSO or that otherwise approach the Credit Union for extensions of credit (individually, a “Loan,” and collectively, the “Loans”) that are consistent with the Credit Union’s Marijuana Related Business (MRB) Lending Policy (the “Loan Policy”), a copy of which is attached to this Agreement as Exhibit A. Each such Loan shall comply with the Loan Policy. The Credit Union agrees that it shall provide the CUSO with at least forty-five (45) days’ prior written notice of any proposed revisions or updates to the Loan Policy, and the Credit Union agrees to permit the CUSO to comment on such proposed revisions or updates and to use its commercially reasonable efforts to incorporate any such comments received from CUSO subject to any applicable regulatory requirements. The CUSO, or their designated third party, shall assist in obtaining from potential borrowers a Loan application, financial statements, and other information required for thorough underwriting pursuant to the Loan Policy (a “Loan Package”). After the loan underwriting process is completed, the CUSO or its designated third party shall submit each Loan Package, underwriting package and recommendation in electronic or other form as reasonably requested by the Credit Union. The Credit Union agrees to convene the Loan Committee to render an approval or denial within ten (10) days of receiving the Loan Package, underwriting package and recommendation from either the CUSO or its designated third party. In connection with any denials, the Credit Union shall consider any additional information reasonably provided regarding such potential borrower. The Loans will be documented using loan documents approved by the Credit Union (“Loan Documents”) and all amendments to any Loan Documents must be approved in advance by the Credit Union. All Loans will be serviced by a third-party loan servicer or the CUSO, with the exception of select loan types which will be serviced by the Credit Union. The Credit Union agrees to provide to such third-party servicer such information about the Loans and other information and assistance as the third-party servicer shall reasonably request.

B.	For any cannabis- or hemp-related Loan funded by the Credit Union that is subject to this Agreement, the CUSO agrees to indemnify and hold the Credit Union harmless from and against all claims related to CUSO’s cannabis related business, including but not limited to “Default-Related Losses” (as defined below) relating to a “Defaulted Loan,” which for this purpose shall mean a Loan for which an “event of default” as defined in the Loan Documents shall have occurred and be continuing and for which the Credit Union, CUSO, or their designated third party has been unsuccessful in negotiating a resolution or refinancing after commercially reasonable efforts. The CUSO will maintain or have access to sufficient liquidity to reimburse the Credit Union for all Default-Related Losses. Default-Related Losses due from the CUSO shall equal (i) the aggregate amount of unpaid principal balance of the Loan and (x) out-of-pocket expenses incurred by the Credit Union relating to the collection of the Loan, (y) the commercially reasonable foreclosure costs of any related security interest granted in connection with the Loan, and (z) the commercially reasonable costs of disposition of the collateral of the Loan, that is in excess of (ii) all amounts received from any action to collect the amounts due on the Loan, including actions against guarantors and the sale or collection of any collateral provided for the Loan. The CUSO shall be permitted, in its discretion and upon written notice to the Credit Union, to join the Credit Union in the management of any litigation in connection with a Defaulted Loan.

C.	Exhibit B hereto sets forth the additional services to be provided by the parties pursuant to this Agreement.

2.	Fee Schedule. The parties agree that, in consideration of the services provided by the Credit Union hereunder, the Credit Union shall be entitled to receive the fees as set forth on Exhibit C hereto.

3.	Non-Solicitation. Each party agrees, in recognition of the time, effort and expense incurred by the other party in the training and education of its employees, that during the term of this Agreement and for a period of one (1) year after termination of this Agreement, neither party shall employ any employees of the other party for any position that involves direct or supervisory duties concerning the underwriting, documentation, application, servicing and/or sale of member business loans unless otherwise authorized in writing by the other party.

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4.	Privacy. Each party (the “Receiving Party”) agrees that all information it receives from the other party (the “Disclosing Party”) to this Agreement with respect to the business, products, services or operations of the Disclosing Party including, without limitation, borrower information (“Borrower Information”) (collectively “Confidential Information”) will be kept confidential and will not be disclosed to third parties or otherwise used except in connection with the performance of this Agreement, except for (i) disclosures required by law, (ii) information which the Receiving Party receives from another source not known by the Receiving Party to be providing information in breach of a confidentiality agreement, (iii) information which is generally known to the trade or the public at the time of such disclosure or which later becomes generally known to the trade or the public subsequent to the time of disclosure, but not as a result of disclosure by the Receiving Party, (iv) information which is independently developed by the Receiving Party, or (v) information which is approved for release by the Disclosing Party; provided that the foregoing exceptions shall not apply to member information. Appropriate Federal and State supervisory authorities will be allowed full and complete access to all records and other information in CUSO’s possession or control pertaining to Credit Union if legally requested by said authorities and CUSO will provide Credit Union with notice of same.

6.	Relationship of the Parties. With regard to the services to be performed by Credit Union pursuant to the terms of this Agreement, it is understood and agreed that the parties hereto are two separate and distinct legal entities having no business relationship or connection other than Credit Union providing services to CUSO under the terms of this Agreement, the Account Services Agreement, and the Support Services Agreement on an independent contractor basis whose sole rights and responsibilities to one another are set forth under the terms of such agreements. Neither party shall have any authority whatsoever to enter into any contracts or assume any obligations on behalf of the other. This Agreement establishes that Credit Union shall provide services under the terms of this Agreement as an independent contractor and nothing in this Agreement shall establish any other relationship of any type whatsoever including but not limited to agent, co-partner or joint venture.

7.	Authorization of Authority. Each party warrants and represents to the other party that it has obtained the requisite authorization necessary to enter into this Agreement and its signatures set forth below evidence such authorization and no further authorization is required for such party to enter into and be bound by this Agreement.

8.	Warranty and Hold Harmless. The parties warrant and covenant that each will act in accordance with the law applicable to their respective obligations. Each party shall indemnify and hold harmless the other parties for any damages or losses sustained (including reasonable costs and attorneys’ fees) as a direct and proximate result of a party’s: (a) intentional or negligent failure to comply with the applicable laws and regulations; or (b) failure to discharge its duties or failure to honor its representations and warranties as stated in this Agreement.

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9.	Specific Warranties. The parties warrant that each will provide the loan services as specified in Exhibit B in compliance with applicable law, rules, regulations and current guidance regarding Loans made to cannabis-related businesses. The parties agree to undertake reasonable investigation of all information provided by the other party, or by the CUSO’s designated third party, consistent with customary and reasonable loan approval, denial decision and servicing procedures. Each party will immediately notify the other party if such party has reasonable suspicion that there has been false or fraudulent information provided by or on behalf of a prospective or current borrower.

10.	Default. In the event either party is in default of its obligations hereunder, such Party shall be in default and the other party may, at its option and after sixty (60) days’ notice and opportunity to cure, terminate this Agreement and pursue any other remedies it may have. Notwithstanding the foregoing, upon request of either party upon receipt of a notice of default, the parties agree to a follow the dispute resolution process set forth in Paragraph 17 below. If mediation does not resolve the dispute (or is not applicable) the parties shall have all of the remedies available at law and equity. In the event of dispute over payment, payments not in dispute shall continue to be paid until termination of this Agreement.

Either party shall be in default in the event such party is determined bankrupt, insolvent or unable to pay its debts in the ordinary course of business, or upon the appointment of a receiver or trustee for the benefit of creditors.

11.	Term and Termination. This Agreement shall be for an initial term of three (3) years from the Effective Date of this Agreement. The Agreement shall be renewed thereafter for one (1) year terms until and unless a party provides one hundred twenty (120) days written notice prior the end of the current term or there is a termination for cause. Notwithstanding the foregoing, during the initial term, the Credit Union shall not be entitled to provide notice of its intention not to renew this Agreement until thirty (30) months following Effective Date of this Agreement.

12.	Governing Law. This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of Colorado. Each party hereby submits to the jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

13.	Assignment. This Agreement shall not be assigned by any party without the express prior written consent of the other party.

14.	Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

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15.	Parties Bound; Third Party Beneficiary. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and/or assigns when permitted by this Agreement. The parties acknowledge and agree that NLIT is an intended third-party beneficiary of this Agreement and shall be entitled to enforce the provisions of this Agreement. For the avoidance of doubt, except as otherwise provided in this Agreement, the Agreement shall not be terminated, cancelled, amended, modified, supplemented or changed, or any provision, default, breach or performance waived, or any assignment or novation made in any manner, without the prior written consent of NLIT (such consent to be granted or withheld in NLIT’s sole discretion). If a regulatory body with jurisdiction over the Credit Union requires the termination, cancellation, amendment, modification, supplement or novation, the parties agree to negotiate in good faith a mutually satisfactory termination, cancellation, amendment, modification, supplement or novation of this Agreement that is consistent with the purposes of this Agreement and the requirements of such regulatory body.

16.	Entire Agreement. This Agreement, together with the Amended and Restated Account Servicing Agreement and the Amended and Restated Support Services Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and thereof. This Agreement does not affect or modify any current employee manual and procedures of the Credit Union or the CUSO; provided, however, that if any such manual or procedures conflict with the terms of this Agreement, the manual or procedures shall control and the parties shall amend this Agreement as appropriate. The parties each agree to provide the other party with not less than forty-five (45) days’ prior written notice of any changes to such manual or procedures that may conflict with the terms of this Agreement; provided, however, if such changes, in a party’s reasonable judgment, are determined to be necessary to avoid violation of applicable laws, rules or regulations, then such party shall be permitted to amend such manual or procedures as are reasonably necessary to bring such manual or procedures into compliance with such laws, rules or regulations, with contemporaneous written notice to the other party.

17.	Disputes. In the event of any dispute, controversy or claim arising out of or relating to this Agreement or the construction, interpretation, performance, breach, termination, enforceability or validity thereof (a “Dispute”), the party raising such Dispute shall notify the other promptly and no later than sixty (60) days from the date of its discovery of the Dispute. The parties shall cooperate and attempt in good faith to resolve any Dispute promptly by negotiating between persons who have authority to settle the Dispute. The proceedings contemplated by this Section shall be as confidential and private as permitted by law. The parties agree that no services to be provided under this Agreement shall be disrupted as a result of any Dispute while such Dispute is pending between the parties, except as otherwise provided herein. If, following efforts taken in good faith by the parties for up to sixty (60) days, the dispute, controversy or claim is not resolved to the reasonable satisfaction of both parties, then the parties shall be entitled to seek such remedies as are available at law or in equity.

18.	Counterparts. This Agreement may be executed and delivered by the parties in counterparts, including by electronic signatures, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

19.	WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURES ON FOLLOWING PAGE]

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SHF, LLC		PARTNER COLORADO CREDIT UNION

By:	/s/ Sundie Seefried	By:	/s/ Douglas M. Fagan
Name:	Sundie Seefried	Name:	Douglas M. Fagan
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Address for notices:		Address for notices:

5269 W. 62nd Avenue		6221 Sheridan Boulevard
Arvada, CO 80003		Arvada, Colorado 80003
Email:	sundie@shfinancial.org	Email:	FaganD@partnercoloradocu.org
Date:	September 20, 2022	Date:	September 20, 2022

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EXHIBIT A

LOAN POLICY

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]

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EXHIBIT B

BUSINESS LOAN SERVICES

Lending Services

■	Assistance with establishing CUSO’s Business Loan Policy

○	Credit Union Responsibility

●	Credit Union will provide a Business Loan Policy template, including underwriting guidelines

○	CUSO Responsibility

●	CUSO will have the final Business Loan Policy reviewed by CUSO’s legal counsel.
●	CUSO’s Board will review and formally approve the Business Loan Policy.

■	Loan approval process

○	CUSO Responsibility

●	CUSO will establish an efficient and effective application, processing and underwriting process for all loan applications; either internally or with a designated third-party.
●	CUSO shall keep Credit Union consistently informed of the lending pipeline for liquidity and policy compliance purposes.

○	Credit Union Responsibility

●	Credit Union will review all completed and submitted Loan Packages within ten (10) days of receipt from the CUSO or its designated third-party.
●	Credit Union will advise CUSO and its designated third party of final approval or denial decision at the end of the review period on each Loan Package submitted.

■	Servicing Responsibilities

○	CUSO Responsibility

●	CUSO will service, or have serviced through a designated third party, all approved and Credit Union funded cannabis loans except for agreed upon loan types.
●	CUSO will perform all annual required annual reviews; either internally or through a designated third-party.

○	Credit Union Responsibilities

●	Credit Union will close, fund, and service all lines of credit loans as well as other agreed upon loan types or specific individual loans.

■	Monitoring Responsibilities

○	Consistent with its ongoing obligations as a financial institution, and in addition to monitoring conducted by CUSO, Credit Union will monitor all cannabis loans for compliance with all policies and guidelines.
○	Credit Union will provide management reports to CUSO within fifteen (15) days after each month end. Reports will include:

●	Compliance with all relevant policies and procedures;

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●	Delinquency information detailed as requested by the CUSO or its designated third party (limited to available information); and
●	Capacity for additional lending based on all relevant policy and regulatory limits.

■	Lending Capacity Responsibilities

○	Credit Union agrees to not fund non-cannabis related commercial loans to an extent that may limit the maximum aggregate amount of allowed cannabis-related loans.
○	Credit Union agrees to set aside an amount of its net worth, not to exceed policy limits, for funding of cannabis loans.
○	CUSO agrees to follow all Credit Union policies as they relate to cannabis lending underwriting standards, concentration limits, liquidity limits, and regulatory limits.

■	Collection Procedures

○	Credit Union and CUSO each agree that the collection procedures to be used by the parties for all Loans to which this Agreement applies shall be designed to ensure that neither Credit Union nor CUSO, nor CUSO’s designated third party engaged to assist with the liquidation or foreclosure process, will take possession of cannabis inventory, cannabis paraphernalia, or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Upon default of a loan, a third-party agent will be engaged to work with the borrower to have the borrower sell collateral securing the loan to a third party or to institute a foreclosure proceeding to have such collateral sold to generate funds towards the payoff of the loan. Alternatively, the parties agree that a defaulted loan may be sold if such a sale would yield higher proceeds or if a sale could be accomplished more quickly than a foreclosure proceeding while yielding proceeds comparable to what would be expected from a foreclosure sale. Such sale of the loan shall be conducted through a third-party administrative agent.

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EXHIBIT C

FEES

The Credit Union is entitled to a servicing fee at the annual rate of 0.25% of the then-outstanding principal balance of each Credit Union funded loan, for services provided by the Credit Union related to servicing of loans hosted on the Credit Union core system, monthly management reporting of concentration compliance, and Loan Committee management time.

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